LFTD Partners Inc. Closes Bank Loans and Building Purchase

JACKSONVILLE, FL / ACCESSWIRE / December 19, 2023 / LFTD Partners Inc. ("LIFD") (OTCQB: LIFD), today announced that on December 14, 2023, LIFD and its wholly owned subsidiary Lifted Made jointly borrowed a total of $3,910,000 from Surety Bank, DeLand, Florida, and Lifted Made closed on the purchase of its main operations building in Kenosha, WI for $1,375,000.

Surety Bank made two five-year loans to LIFD and Lifted Made, as joint borrowers: (1) a working capital loan of $3,000,000 at 9.5% annual interest, and (2) a $910,000 loan at 10% annual interest, the net proceeds of which were used by Lifted Made to pay a portion of the $1,375,000 purchase price of Lifted Made's main operations building located at 5511 95th Ave., Kenosha, WI  53144. The two loans are cross collateralized by a first lien mortgage on the Kenosha building, and by a first lien security interest in all of the other assets owned by LIFD and Lifted Made, in favor of Surety Bank.

William C. "Jake" Jacobs, President and CFO of LIFD, said, "Over the past two years, we were told by nearly all of the many potential lenders we met with, that LFTD Partners could expect a loan interest rate in the mid-teens. We disproved that narrative. These loans are for 9.5% and 10%, respectively, and do not require us to pay any financial advisory fees or issue any equity sweeteners. We are very happy to have Surety Bank behind our company going forward."

Nicholas S. Warrender, Vice Chairman and COO of LIFD, and founder and CEO of Lifted Made, said, "The 95th Ave. property that Lifted Made just purchased is a key part of our future growth plans. We have already hired an architect to design a 30,000 square foot addition to our main operations building, which if constructed will allow Lifted Made to bring in-house our receiving, gummy manufacturing, inventory storage, and shipping operations, that are currently being conducted by Lifted Made at four other leased locations in Kenosha and that require extra personnel, equipment, vans and other logistics. Putting all of our Kenosha operations under one roof should make our operations more efficient and profitable. And the millions of dollars of additional working capital provided by these loans from Surety Bank will allow Lifted Made to pursue growth opportunities earlier than was previously possible."

Surety Bank CEO, Ryan James said, "Surety Bank is committed to the growth of LFTD Partners Inc., demonstrated through our substantial financial backing. We are confident in Lifted Made's potential and support their expansion. This partnership reflects our dedication to pioneering companies, especially in industries like cannabis, where equal and fair banking opportunities are crucial. We are excited to contribute to their path towards enhanced efficiency and success."

About LFTD Partners Inc.

Publicly-traded LFTD Partners Inc., Jacksonville, FL (OTCQB: LIFD) is the parent corporation of Lifted Made, Kenosha, WI and Aztec, NM (www.urb.shop), which manufactures and sells hemp-derived and other psychoactive products under its award-

winning Urb Finest Flowers brand. Lifted Made is the worldwide, exclusive manufacturer and seller of Diamond Supply Co. (www.DiamondSupplyCo.com) and Cali Sweets hemp-derived products. Lifted Made is also the exclusive manufacturer and seller of Jeeter (www.Jeeter.com) hemp-derived products in the USA. LFTD Partners Inc. also owns 4.99% of CBD-infused beverage and products maker Ablis (www.AblisBev.com), and of craft distillers Bendistillery Inc. d/b/a Crater Lake Spirits (www.CraterLakeSpirits.com) and Bend Spirits, Inc. (www.Bendistillery.com) all located in Bend, OR. Please read LIFD's filings with the U.S. Securities and Exchange Commission which fully describe our business and the Risk Factors associated therewith. Stay updated with our company news and product launches by subscribing to our newsletters at www.LFTDPartners.com and at www.urb.shop.

About Surety Bank

Surety Bank, with its three branches in Central Florida and a robust national digital presence, is not just a traditional banking institution. While serving the community with a personalized approach to service, a tradition that dates back to when business loans were sealed with a handshake 95 years ago, Surety Bank is also at the forefront of embracing underbanked industries, including cannabis, cryptocurrency and money service businesses (MSBs). By extending its services to underbanked industries, Surety Bank demonstrates its commitment to progressive banking practices, ensuring that all businesses, regardless of their field, have access to the financial tools and support they need to thrive. For more information about Surety Bank's services and its commitment to more inclusive banking, please visit https://www.mysuretybank.com/.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes the operations, financing, growth, performance, products, plans and expectations of LFTD Partners Inc. and Lifted Made. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to these companies' actual operations, financing, growth, performance, products, plans or results of these companies differing materially from those expressed or implied by the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain other factors, including the risk factors set forth in LFTD Partners Inc.'s filings with the Securities and Exchange Commission. This press release does not constitute an offer to sell common stock or any other securities of LFTD Partners Inc.

CONTACTS:

William C. "Jake" Jacobs

President and CFO of LFTD Partners Inc., and President of Lifted Made

(847) 400-7660

JakeJacobs@LFTDPartners.com

www.LFTDPartners.com

Nicholas S. "Nick" Warrender

Founder and CEO of Lifted Made, and Vice Chairman and COO of LFTD Partners Inc.
(224) 577-8148
CEO@urb.shop
www.urb.shop

Ryan G. James

President/CEO

386-734-1647

rjames@mysuretybank.com

https://www.mysuretybank.com/

SOURCE: LFTD Partners Inc.